Exhibit 99.2
Innoviva Completes Acquisition of Entasis Therapeutics

BURLINGAME, Calif. – (BUSINESS WIRE) -- July 11, 2022--Innoviva, Inc. (Nasdaq: INVA) (“Innoviva”), a diversified holding company with a portfolio of royalties, today announced the successful completion of its acquisition of Entasis Therapeutics Holdings Inc. (“Entasis”), an advanced late-stage clinical biopharmaceutical company focused on the discovery and development of novel antibacterial products.

Entasis brings to Innoviva an exciting portfolio that includes potentially first- and best-in-class medicines for the treatment of multidrug-resistant Gram-negative bacteria, including lead asset SUL-DUR. The Company expects to submit a New Drug Application for SUL-DUR to the U.S. Food and Drug Administration in the third quarter of 2022.

“We are pleased to announce the completion of this transaction. Through the acquisition of Entasis, Innoviva has gained an exciting pipeline, created a new growth channel and diversified its revenue stream,” said Pavel Raifeld, Chief Executive Officer of Innoviva. “Completing the acquisition marks the start of an exciting new chapter and I look forward to all that we will accomplish as a combined organization.”

Additional Transaction Details

The tender offer by Innoviva for shares of Entasis expired on July 7, 2022. All of the conditions of the offer have been satisfied and Innoviva completed its acquisition of all the issued and outstanding equity securities of Entasis not already owned by Innoviva and its affiliates for $2.20 per share. As a result of the acquisition, Entasis became a wholly-owned subsidiary of Innoviva. In connection with the acquisition, Entasis’ common stock will be delisted from the Nasdaq Global Market.

For additional background on the acquisition, please read the announcement press release here.

About Innoviva

Innoviva is a diversified holding company with a portfolio of royalties and other healthcare assets. Innoviva’s royalty portfolio includes respiratory assets partnered with Glaxo Group Limited (“GSK”), including RELVAR(R)/BREO(R) ELLIPTA(R) (fluticasone furoate/ vilanterol, “FF/VI”), ANORO(R) ELLIPTA(R) (umeclidinium bromide/ vilanterol, “UMEC/VI”) and TRELEGY(R) ELLIPTA(R) (the combination FF/UMEC/VI). Under the Long-Acting Beta2 Agonist (“LABA”) Collaboration Agreement, Innoviva is entitled to receive royalties from GSK on sales of RELVAR(R)/BREO(R) ELLIPTA(R) and ANORO(R) ELLIPTA(R). Innoviva is also entitled to 15% of royalty payments made by GSK under its agreements originally entered into with us, and since assigned to Theravance Respiratory Company, LLC (“TRC”), relating to TRELEGY(R) ELLIPTA(R) and any other product or combination of products that may be discovered and developed in the future under the LABA Collaboration Agreement and the Strategic Alliance Agreement with GSK (referred to herein as the “GSK Agreements”), which have been assigned to TRC other than RELVAR(R)/BREO(R) ELLIPTA(R) and ANORO(R) ELLIPTA(R).

ANORO(R), RELVAR(R), BREO(R), TRELEGY(R) and ELLIPTA(R) are trademarks of the GlaxoSmithKline group of companies.

Cautionary Statement Regarding Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements regarding Innoviva’s completion of the offering, the anticipated principal amount of securities sold, the final terms of the offering, Innoviva’s anticipated use of proceeds, Innoviva’s ability to repurchase the 2023 Notes and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, see the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2022, which is on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Trademark reference: Innoviva and the Innoviva logo are registered trademarks or trademarks of Innoviva, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

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